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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Ridgeview, Inc.
Newton, North Carolina

We hereby consent to the incorporation by reference in Registration Statement No. 333-29109 on Form S-8 of our reports dated March 12, 1999, relating to the consolidated financial statements and schedules of Ridgeview, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ BDO Seidman, LLP

Greensboro, North Carolina
April 14, 1999
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               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                         ON FINANCIAL STATEMENT SCHEDULE


Ridgeview, Inc.
Newton, North Carolina

The audits referred to in our report dated March 12, 1999 relating to the consolidated financial statements of Ridgeview, Inc. and Subsidiaries, which is incorporated in Item 14 of Form 10-K by reference to the annual report to stockholders for the year ended December 31, 1998, included the audit of the financial statement schedule listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

In our opinion such financial statement schedule presents fairly, in all material respects, the information set forth therein.



/s/ BDO Seidman, LLP

Greensboro, North Carolina
March 12, 1999